Exhibit 23.1

12361 Lewis St Ste 202 Garden Grove, CA 92840 Phone (714)-820-3316 Fax (714)-333-4992

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion by reference in this Registration Statement on Form S-1 of our report dated July 23, 2026 relating to the financial statements appearing in the Annual Report on Form 10-K of Fly-E Group, Inc. for the year ended March 31, 2026. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Fortune CPA, Inc.

Garden Grove, California

November 9, 2026